Exhibit 10.1
AMENDMENT NO. 10 TO MASTER AGREEMENT TO LEASE
THIS AMENDMENT NO. 10 TO MASTER AGREEMENT TO LEASE (this “Amendment”) is made as of Sept. 1, 2022 (the “Amendment Execution Date”) by and between NATIONAL HEALTH INVESTORS, INC., a Maryland corporation (“Landlord”) and NHC/OP, L.P., a Delaware limited partnership (“Tenant”). Landlord and Tenant are collectively referred to herein as the “Parties” and individually as a “Party.”
RECITALS
WHEREAS, Landlord and Tenant are parties to that certain Master Agreement to Lease, dated October 17, 1991, as amended by that certain Amendment No. 1 to Master Agreement to Lease, dated June 2, 1993, as amended by that certain Amendment No. 2 to Master Agreement to Lease, dated January 15, 1996, as amended by that certain Amendment No. 3 to Master Agreement to Lease, dated July 22, 1997, as amended by that certain Amendment No. 4 to Master Agreement to Lease, dated December 31, 1997, as amended by that certain Amendment No. 5 to Master Agreement to Lease, dated December 27, 2005, as amended by that certain Amendment No. 6 to Master Agreement to Lease, dated December 26, 2012, as amended by that certain Amendment No. 7 to Master Agreement to Lease, dated August 28, 2013, as amended by that certain Amendment No. 8 to Master Agreement to Lease, dated October 30, 2020, and as amended by that certain Amendment No. 9 to Master Agreement to Lease, dated March 29, 2021 (collectively, as amended, the “Lease”), pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, various real properties more particularly described in the Lease.
    WHEREAS, NHI-REIT of Northeast, LLC (“NHI-Northeast”), a Delaware limited liability company (an affiliate of Landlord), Tenant and National Healthcare Corporation (an affiliate of Tenant) (“NHC”) are parties to that certain Master Agreement to Lease, effective as of 12:01 a.m. on September 1, 2013 (the “New Hampshire/Massachusetts Lease”) pursuant to which Tenant and NHC lease from NHI-Northeast certain real property located in New Hampshire and Massachusetts which is more particularly described in the New Hampshire/Massachusetts Lease.

    WHEREAS, as of the Amendment Execution Date, NHI-Northeast, Tenant and NHC have executed a Lease Termination Agreement pursuant to which the New Hampshire/Massachusetts Lease is being terminated.
WHEREAS, in consideration for the termination of the New Hampshire/Massachusetts Lease, Tenant has agreed to increase the Base Rent payable under the Lease and the Parties now desire to amend the Lease to memorialize such rent increase.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Tenant. Landlord and Tenant acknowledge and agree that, notwithstanding anything contained in the Lease to the contrary, the “Tenant” under the Lease is and has been NHC/OP, L.P., a Delaware limited partnership, since that certain Amendment No. 7 to Master Agreement to Lease, dated August 28, 2013, as set forth therein. Any reference to NHC as the “Tenant” from and after the date of such Amendment No. 7 to Master Agreement to Lease, dated August 28, 2013, is hereby deemed corrected by this Amendment.
2.Third Renewal Term. Landlord and Tenant acknowledge and agree that the current term of the Lease is the Third Renewal Term, which commenced January 1, 2022 and will expire on December 31, 2026.
3.    Base Rent. Section 2.01.01 of the Lease (as modified by Amendment No. 6 to Master Agreement to Lease, dated December 26, 2012) is generally amended to provide that Tenant shall pay to Landlord annual Base Rent in the following amounts during the Third Renewal Term:
4863-4621-2628.9

Lease Year	Annual Base Rent
01/01/2022 through 12/31/2022	$34,250,000
01/01/2023 through 12/31/2023	$34,075,000
01/01/2024 through 12/31/2024	$32,625,000
01/01/2025 through 12/31/2025	$32,225,000
01/01/2026 through 12/31/2026	$31,975,000

    Annual Base Rent shall be paid in equal monthly installments on the first day of each calendar month.
    Taking into account that the annual Base Rent under the Lease is being increased retroactive to January 1, 2022, Tenant shall automatically be given a credit by Landlord against the annual Base Rent payable under the Lease during calendar year 2022 in the amount of any rent actually paid to NHI-Northeast by Tenant and/or NHC during calendar year 2022 under the New Hampshire/Massachusetts Lease.
        Tenant shall continue to pay any Additional Rent (required under Section 2.02 of the Lease), Other Additional Rent (required under Section 2.02.02 of the Lease) and Percentage Rent (required under Section 2.06 of the Lease as modified by Amendment No. 5 to Master Agreement to Lease, dated December 27, 2005, and Amendment No. 6 to Master Agreement to Lease, dated December 26, 2012) throughout the term of the Lease in accordance with the terms of the Lease.
4.    Miscellaneous. Except as amended by this Amendment, the Lease is not otherwise amended and the Lease remains in full force and effect, as amended hereby. In the event of a conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic copies of this Amendment shall be deemed originals. Capitalized terms used in this Amendment and not otherwise defined have the respective meanings set forth in the Lease.
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4863-4621-2628.9

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the Amendment Execution Date.

"LANDLORD"

NATIONAL HEALTH INVESTORS, INC.

By:	/s/Kristin S. Gaines
Print Name:	Kristin S. Gaines
Title:	Chief Credit Officer

"TENANT"

NHC/OP, L.P.

By:	NHC Delaware, Inc.
Its:	General Partner

By:	/s/ R. Michael Ussery
Print Name:	R. Michael Ussery
Title:	V.P.

4863-4621-2628.9
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